Exhibit 99.1

E V E R C O R E
EVERCORE REPORTS THIRD QUARTER 2021 RESULTS;
QUARTERLY DIVIDEND OF $0.68 PER SHARE

	Third Quarter Results				Year to Date Results
	U.S. GAAP		Adjusted		U.S. GAAP		Adjusted
	Q3 2021	Q3 2020	Q3 2021	Q3 2020	YTD 2021	YTD 2020	YTD 2021	YTD 2020
Net Revenues ($ mm)	$823.6	$402.5	$831.6	$408.5	$2,173.7	$1,336.6	$2,192.7	$1,357.4
Operating Income ($ mm)	$245.2	$63.7	$261.8	$77.7	$646.4	$199.7	$673.9	$262.9
Net Income Attributable to Evercore Inc. ($ mm)	$159.5	$42.6	$188.3	$52.6	$444.3	$130.2	$504.9	$182.2
Diluted Earnings Per Share	$3.74	$1.01	$3.96	$1.11	$10.19	$3.09	$10.41	$3.85
Compensation Ratio	59.1%	64.5%	58.5%	63.6%	59.3%	64.7%	58.8%	63.6%
Operating Margin	29.8%	15.8%	31.5%	19.0%	29.7%	14.9%	30.7%	19.4%
Effective Tax Rate	24.0%	23.5%	25.6%	27.2%	21.0%	24.5%	22.8%	26.1%

Business and Financial Highlights	■	Record 3Q and YTD Revenues on a U.S. GAAP and an Adjusted basis; fourth straight quarter of Advisory revenues greater than $500 million

	■	#1 league table ranking(1) in announced M&A volume both globally and in the U.S. among independents and #7 in the U.S. among all firms over the last twelve months

	■	Advising on three of the top 10 largest announced U.S. M&A transactions of 2021

	■	ECM activity continues to be diverse across sectors and products, including more diverse deals in Healthcare and strength in TMT, Consumer and Industrials

■
Evercore ISI recognized as the top independent research firm in the Institutional Investor All-America Equity Research team rankings for the eighth straight year and ranked #2 among all firms on a weighted basis

Talent	■
Three Advisory Senior Managing Directors recently joined Evercore: Adi Jayaraman in October covering the FinTech sector, Brad David in September strengthening coverage of Financial Sponsors and Brad Wolff in August enhancing coverage of the Healthcare sector

	■	Celeste Mellet became CFO of Evercore effective September 1

	■	Three additional Advisory Senior Managing Directors are committed to join Evercore in 2021, strengthening our coverage in the Power and Renewables and Basic Materials sectors

	■	Dialogue with potential senior level talent remains robust and lateral hiring at other levels continues to be strong

Capital Return	■	Quarterly dividend of $0.68 per share

	■	Record levels of capital return with $631.5 million returned to shareholders during the first nine months of 2021 through dividends and repurchases of 4.1 million shares at an average price of $129.22

(1) Based on Refinitiv rankings

NEW YORK, October 27, 2021 – Evercore Inc. (NYSE: EVR) today announced its results for the third quarter ended September 30, 2021.

LEADERSHIP COMMENTARY

John S. Weinberg, Co-Chairman and Co-Chief Executive Officer, "We continue to advise our clients on a wide array of transactions, reflecting the breadth, diversity and strength of our franchise. The ongoing robust environment for M&A activity and the continued success of many of our strategic growth initiatives aimed at expanding and enhancing our platform contributed to our second best revenue quarter ever. We ranked(1) #1 globally and in the U.S. among independents in the M&A league tables, strong momentum continues in our Capital Advisory businesses and our Underwriting business continues to perform well with greater sector diversity. And Evercore ISI was once again recognized by Institutional Investor as the top independent research firm. Looking ahead, our pipeline continues to be strong and we remain focused on addressing our clients’ objectives, growing our firm and returning capital to shareholders."

Ralph Schlosstein, Co-Chairman and Co-Chief Executive Officer, "Our strong quarterly results indicate that our long-term growth strategy is working. We continue to attract and hire exceptionally talented individuals in areas that offer significant growth opportunities, including three recent Advisory SMD hires that enhance our coverage of the Healthcare and FinTech sectors and our coverage of Financial Sponsors. We also have three additional individuals committed to join Evercore in 2021 who will further enhance key areas of strategic importance, including the Power and Renewables and Basic Materials sectors. In addition to executing on our growth and hiring initiatives, we continue to pass along our financial success to our shareholders. In the third quarter, we returned $135.2 million to shareholders through buybacks and dividends, bringing our year-to-date capital return to $631.5 million through a combination of dividends and buybacks. We are committed to returning excess cash flow to our shareholders through share repurchases."

Roger C. Altman, Founder and Senior Chairman, "The Firm has exceptional momentum, accentuated by a strong recruiting year which has, again, expanded our coverage and footprint."

(1)Based on Refinitiv rankings

Evercore's quarterly results may fluctuate significantly due to the timing and amount of transaction fees earned, as well as other factors. Accordingly, financial results in any particular quarter may not be representative of future results over a longer period of time.

Business Segments:

Evercore's business results are categorized into two segments: Investment Banking and Investment Management. Investment Banking includes providing advice to clients on mergers, acquisitions, divestitures and other strategic corporate transactions, as well as services related to securities underwriting, private placement services and commissions for agency-based equity trading services and equity research. Investment Management includes Wealth Management and interests in private equity funds which are not managed by the Company, as well as advising third-party investors through affiliates and historically through Institutional Asset Management. See pages A-2 to A-10 for further information and reconciliations of these segment results to our U.S. GAAP consolidated results.

Non-GAAP Measures:

Throughout this release certain information is presented on an adjusted basis, which is a non-GAAP measure. Adjusted results begin with information prepared in accordance with accounting principles generally accepted in the United States of America ("U.S. GAAP"), and then those results are adjusted to exclude certain items and reflect the conversion of vested and certain unvested Evercore LP Units into Class A shares. Evercore believes that the disclosed adjusted measures and any adjustments thereto, when presented in conjunction with comparable U.S. GAAP measures, are useful to investors to compare Evercore's results across several periods and facilitate an understanding of Evercore's operating results. Evercore uses these measures to evaluate its operating performance, as well as the performance of individual employees. These measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. GAAP.

Evercore's Adjusted Net Income Attributable to Evercore Inc. for the three and nine months ended September 30, 2021 was higher than U.S. GAAP as a result of certain business acquisition-related and disposition-related charges and Special Charges, Including Business Realignment Costs. Acquisition-related charges for 2021 include professional fees incurred. Special Charges, Including Business Realignment Costs, in 2021 relate to the write-down of certain assets associated with a legacy private equity investment relationship which, consistent with the Company's current investment strategy, the Company decided to wind down during the third quarter of 2021.

The gain on the redemption of the G5 debt security in the second quarter of 2021 was excluded from Adjusted Net Revenues.

Evercore's Adjusted Diluted Shares Outstanding for the three and nine months ended September 30, 2021 were higher than U.S. GAAP, as a result of the inclusion of certain Evercore LP Units.

Further details of these adjustments, as well as an explanation of similar amounts for the three and nine months ended September 30, 2020 are included in pages A-2 to A-10.

Selected Financial Data – U.S. GAAP Results

The following is a discussion of Evercore's consolidated results on a U.S. GAAP basis. See pages A-6 to A-8 for our business segment results.

Net Revenues

	U.S. GAAP
	Three Months Ended			Nine Months Ended
	September 30, 2021	September 30, 2020	% Change	September 30, 2021	September 30, 2020	% Change
	(dollars in thousands)
Investment Banking:
Advisory Fees	$708,333	$270,662	162%	$1,781,065	$965,662	84%
Underwriting Fees	54,381	66,499	(18%)	181,686	181,182	—%
Commissions and Related Revenue(1)	46,763	44,003	6%	151,014	153,903	(2%)
Investment Management:
Asset Management and Administration Fees	16,960	14,025	21%	48,092	39,725	21%
Other Revenue, net(1)	(2,882)	7,326	NM	11,873	(3,875)	NM
Net Revenues	$823,555	$402,515	105%	$2,173,730	$1,336,597	63%

1. Certain balances in the prior period were reclassified to conform to their current presentation in this release. "Commissions and Related Fees" has been renamed to "Commissions and Related Revenue" and principal trading gains and losses from our institutional equities business have been reclassified from "Other Revenue, net" to "Commissions and Related Revenue." For the three and nine months ended September 30, 2020, this resulted in a reclassification of $0.2 million and $0.6 million, respectively, from "Other Revenue, net" to "Commissions and Related Revenue." There was no impact on U.S. GAAP Net Revenues, Operating Income, Net Income or Earnings Per Share. See page A-3 for further information.

	Three Months Ended			Nine Months Ended
	September 30, 2021	September 30, 2020	% Change	September 30, 2021	September 30, 2020	% Change
Total Number of Fees from Advisory Client Transactions(1)	257	206	25%	586	475	23%
Total Number of Fees of at Least $1 million from Advisory Client Transactions(1)	130	74	76%	349	224	56%

Total Number of Underwriting Transactions	28	30	(7%)	98	78	26%
Total Number of Underwriting Transactions as a Bookrunner	26	23	13%	82	52	58%

1.Includes Advisory and Underwriting Transactions.

	As of September 30,
	2021	2020	% Change
Assets Under Management ($ mm)(1)
Wealth Management(2)	$11,316	$9,517	19%
Institutional Asset Management	—	1,420	NM
Total Assets Under Management	$11,316	$10,937	3%

1. Assets Under Management reflect end of period amounts from our consolidated subsidiaries.
2. Assets Under Management includes Evercore assets which are managed by Evercore Wealth Management of $76.3 million and $223.4 million as of September 30, 2021 and 2020, respectively.

Advisory Fees – Third quarter Advisory Fees increased $437.7 million, or 162%, year-over-year, reflecting an increase in the number of fees earned and an increase in revenue earned from large transactions. Year-to-date Advisory Fees increased $815.4 million, or 84%, year-over-year, reflecting an increase in the number of fees earned and an increase in revenue earned from large transactions.

Underwriting Fees – Third quarter Underwriting Fees decreased $12.1 million, or 18%, year-over-year, reflecting a decrease in both the number of transactions we participated in and the relative fee size of those transactions. Year-to-date Underwriting Fees increased $0.5 million, reflecting an increase in the number of transactions we participated in, partially offset by a decrease in the relative fee size of our participation in those transactions, as we participated in several of the largest deals in our history last year.

Commissions and Related Revenue – Third quarter Commissions and Related Revenue increased $2.8 million, or 6%, year-over-year, reflecting increased trading volume compared to the prior year period. Year-to-date Commissions and Related Revenue decreased $2.9 million, or 2%, year-over-year, reflecting lower volatility compared to the prior year period.

Asset Management and Administration Fees – Third quarter Asset Management and Administration Fees increased $2.9 million, or 21%, year-over-year, driven by an increase in fees from Wealth Management clients as associated AUM increased 19%. Year-to-date Asset Management and Administration Fees increased $8.4 million, or 21%, year-over-year, driven by an increase in fees from Wealth Management clients as associated AUM increased 19%.

Other Revenue – Third quarter Other Revenue, net, decreased $10.2 million year-over-year, primarily driven by lower performance of our investment funds portfolio, which is used as an economic hedge against our deferred cash compensation program. Year-to-date Other Revenue, net, increased $15.7 million year-over-year, primarily driven by higher performance of our investment funds portfolio, as well as a gain on the redemption of the G5 debt security in the second quarter of 2021.

Expenses

	U.S. GAAP
	Three Months Ended			Nine Months Ended
	September 30, 2021	September 30, 2020	% Change	September 30, 2021	September 30, 2020	% Change
	(dollars in thousands)
Employee Compensation and Benefits	$486,471	$259,812	87%	$1,289,659	$864,600	49%
Compensation Ratio	59.1%	64.5%		59.3%	64.7%
Non-Compensation Costs	$83,377	$71,637	16%	$229,143	$232,665	(2%)
Non-Compensation Ratio	10.1%	17.8%		10.5%	17.4%
Special Charges, Including Business Realignment Costs	$8,554	$7,380	16%	$8,554	$39,614	(78%)

Employee Compensation and Benefits – Third quarter Employee Compensation and Benefits increased $226.7 million, or 87%, year-over-year. The third quarter compensation ratio was 59.1% versus 64.5% for the prior year period. Year-to-date Employee Compensation and Benefits increased $425.1 million, or 49%, year-over-year. The year-to-date compensation ratio was 59.3% versus 64.7% for the prior year period. The increase in the amount of compensation recognized in both the third quarter and year-to-date period principally reflects a higher accrual for incentive compensation, higher base salaries and higher amortization of prior period deferred compensation awards, as well as increased headcount year over year. The decrease in the compensation ratios for both the third quarter and year-to-date period reflects leverage achieved on higher revenues in the current quarter and year-to-date period. See "Deferred Compensation" for more information.

Non-Compensation Costs – Third quarter Non-Compensation Costs increased $11.7 million, or 16%, year-over-year, primarily driven by increases in professional fees and travel and related expenses. The third quarter Non-Compensation ratio of 10.1% decreased from 17.8% for the prior year period. Year-to-date Non-Compensation Costs decreased $3.5 million, or 2%, year-over-year, primarily driven by a decrease in travel and related expenses, as well as a decrease in bad debt expense, partially offset by an increase in professional fees. The year-to-date Non-Compensation ratio of 10.5% decreased from 17.4% for the prior year period. The decrease in the Non-Compensation ratios for both the third quarter and year-

to-date period principally reflects leverage achieved on higher revenues in the current quarter and year-to-date period.

Special Charges, Including Business Realignment Costs – Third quarter and year-to-date 2021 Special Charges, Including Business Realignment Costs, relate to the write-down of certain assets associated with a legacy private equity investment relationship which, consistent with the Company's current investment strategy, the Company decided to wind down during the third quarter of 2021.

In 2020, the Company completed a review of operations focused on markets, sectors and people which delivered lower levels of productivity in an effort to attain greater flexibility of operations and better position itself for future growth. This review generated reductions of approximately 8% of our headcount.

In conjunction with the employment reductions, the Company incurred separation and transition benefits and related costs for certain employees terminated as a result of the Company's review of its operations of $7.3 million and $37.6 million for third quarter and year-to-date 2020, respectively, which have been recorded as Special Charges, Including Business Realignment Costs, and are excluded from our Adjusted results.

Third quarter and year-to-date 2020 Special Charges, Including Business Realignment Costs, also reflect the acceleration of depreciation expense for leasehold improvements and certain other fixed assets in conjunction with the expansion of our headquarters in New York and our business realignment initiatives of $0.1 million and $2.1 million, respectively.

Effective Tax Rate

The third quarter effective tax rate was 24.0% versus 23.5% for the prior year period. The year-to-date effective tax rate was 21.0% versus 24.5% for the prior year period. The effective tax rate is principally impacted by the deduction associated with the appreciation or depreciation in the Firm's share price upon vesting of employee share-based awards above or below the original grant price. The year-to-date provision for income taxes for 2021 reflects an additional tax benefit of $17.4 million versus an additional tax expense of $0.1 million for the prior year period, due to the net impact associated with the appreciation or depreciation in our share price upon vesting of employee share-based awards above or below the original grant price.

Selected Financial Data – Adjusted Results

The following is a discussion of Evercore's consolidated results on an Adjusted basis. See pages 3 and A-2 to A-10 for further information and reconciliations of these metrics to our U.S. GAAP results. See pages A-6 to A-8 for our business segment results.

Adjusted Net Revenues

	Adjusted
	Three Months Ended			Nine Months Ended
	September 30, 2021	September 30, 2020	% Change	September 30, 2021	September 30, 2020	% Change
	(dollars in thousands)
Investment Banking:
Advisory Fees(1)	$708,897	$271,232	161%	$1,782,347	$966,833	84%
Underwriting Fees	54,381	66,499	(18%)	181,686	181,182	—%
Commissions and Related Revenue(2)	46,763	44,003	6%	151,014	153,903	(2%)
Investment Management:
Asset Management and Administration Fees(3)	20,077	16,566	21%	56,909	47,106	21%
Other Revenue, net(2)	1,511	10,189	(85%)	20,768	8,364	148%
Net Revenues	$831,629	$408,489	104%	$2,192,724	$1,357,388	62%

1. Advisory Fees on an Adjusted basis reflect the reclassification of earnings related to our equity method investment in Luminis of $0.6 million and $1.3 million for the three and nine months ended September 30, 2021, respectively, and $0.6 million and $1.2 million for the three and nine months ended September 30, 2020, respectively.

2. Certain balances in the prior period were reclassified to conform to their current presentation in this release. "Commissions and Related Fees" has been renamed to "Commissions and Related Revenue" and principal trading gains and losses from our institutional equities business have been reclassified from "Other Revenue, net" to "Commissions and Related Revenue." For the three and nine months ended September 30, 2020, this resulted in a reclassification of $0.2 million and $0.6 million, respectively, from "Other Revenue, net" to "Commissions and Related Revenue." There was no impact on Adjusted Net Revenues, Operating Income, Net Income or Earnings Per Share. See page A-3 for further information.

3. Asset Management and Administration Fees on an Adjusted basis reflect the reclassification of earnings related to our equity method investments in Atalanta Sosnoff and ABS of $3.1 million and $8.8 million for the three and nine months ended September 30, 2021, respectively, and $2.5 million and $7.4 million for the three and nine months ended September 30, 2020, respectively.

See page 4 for additional business metrics.

Advisory Fees – Third quarter adjusted Advisory Fees increased $437.7 million, or 161%, year-over-year, reflecting an increase in the number of fees earned and an increase in revenue earned from large transactions. Year-to-date adjusted Advisory Fees increased $815.5 million, or 84%, year-over-year, reflecting an increase in the number of Advisory fees earned and an increase in revenue earned from large transactions.

Underwriting Fees – Third quarter Underwriting Fees decreased $12.1 million, or 18%, year-over-year, reflecting a decrease in both the number of transactions we participated in and the relative fee size of those transactions. Year-to-date Underwriting Fees increased $0.5 million, reflecting an increase in the number of transactions we participated in, partially offset by a decrease in the relative fee size of our participation in those transactions, as we participated in several of the largest deals in our history last year.

Commissions and Related Revenue – Third quarter Commissions and Related Revenue increased $2.8 million, or 6%, year-over-year, reflecting increased trading volume compared to the prior year period. Year-to-date Commissions and Related Revenue decreased $2.9 million, or 2%, year-over-year, reflecting lower volatility compared to the prior year period.

Asset Management and Administration Fees – Third quarter adjusted Asset Management and Administration Fees increased $3.5 million, or 21%, year-over-year, primarily driven by an increase in fees from Wealth Management clients, as associated AUM increased 19%, as well as a 23% increase in equity in earnings of affiliates, driven by higher income earned by ABS and Atalanta Sosnoff during the quarter. Year-to-date adjusted Asset Management and Administration Fees increased $9.8 million, or 21%, year-over-year, primarily driven by an increase in fees from Wealth Management clients, as associated AUM increased 19%, as well as a 19% increase in equity in earnings of affiliates, driven by higher income earned by ABS and Atalanta Sosnoff in 2021.

Other Revenue – Third quarter adjusted Other Revenue, net, decreased $8.7 million, or 85%, year-over-year, primarily driven by lower performance of our investment funds portfolio, which is used as an economic hedge against our deferred cash compensation program. Year-to-date adjusted Other Revenue, net, increased $12.4 million, or 148%, year-over-year, primarily driven by higher performance of our investment funds portfolio.

Adjusted Expenses

	Adjusted
	Three Months Ended			Nine Months Ended
	September 30, 2021	September 30, 2020	% Change	September 30, 2021	September 30, 2020	% Change
	(dollars in thousands)
Employee Compensation and Benefits	$486,471	$259,812	87%	$1,289,659	$863,533	49%
Compensation Ratio	58.5%	63.6%		58.8%	63.6%
Non-Compensation Costs	$83,377	$71,014	17%	$229,136	$230,922	(1%)
Non-Compensation Ratio	10.0%	17.4%		10.4%	17.0%

Employee Compensation and Benefits – Third quarter adjusted Employee Compensation and Benefits increased $226.7 million, or 87%, year-over-year. The third quarter adjusted compensation ratio was 58.5% versus 63.6% for the prior year period. Year-to-date adjusted Employee Compensation and Benefits increased $426.1 million, or 49%, year-over-year. The year-to-date adjusted compensation ratio was 58.8% versus 63.6% for the prior year period. The increase in the amount of adjusted compensation recognized in both the third quarter and year-to-date period principally reflects a higher accrual for incentive compensation, higher base salaries and higher amortization of prior period deferred compensation awards, as well as increased headcount year over year. The decrease in the adjusted compensation ratios for both the third quarter and year-to-date period reflects leverage achieved on higher revenues in the current quarter and year-to-date period. See "Deferred Compensation" for more information.

Non-Compensation Costs – Third quarter adjusted Non-Compensation Costs increased $12.4 million, or 17%, year-over-year, primarily driven by increases in professional fees and travel and related expenses. The third quarter adjusted Non-Compensation ratio of 10.0% decreased from 17.4% for the prior year period. Year-to-date adjusted Non-Compensation Costs decreased $1.8 million, or 1%, year-over-year, primarily driven by a decrease in travel and related expenses, as well as a decrease in bad debt expense, partially offset by an increase in professional fees. The year-to-date adjusted Non-Compensation ratio of 10.4% decreased from 17.0% for the prior year period. The decrease in the adjusted Non-Compensation ratios for both the third quarter and year-to-date period principally reflects leverage achieved on higher revenues in the current quarter and year-to-date period.

Adjusted Effective Tax Rate

The third quarter adjusted effective tax rate was 25.6% versus 27.2% for the prior year period. The year-to-date adjusted effective tax rate was 22.8% versus 26.1% for the prior year period. The adjusted effective tax rate is principally impacted by the deduction associated with the appreciation or depreciation in the Firm's share price upon vesting of employee share-based awards above or below the original grant price. The year-to-date adjusted provision for income taxes for 2021 reflects an additional tax benefit of

$18.5 million versus an additional tax expense of $0.1 million for the prior year period, due to the net impact associated with the appreciation or depreciation in our share price upon vesting of employee share-based awards above or below the original grant price.

Liquidity

The Company continues to maintain a strong balance sheet. As of September 30, 2021, cash and cash equivalents were $478.8 million, investment securities and certificates of deposit were $1.3 billion and current assets exceeded current liabilities by $1.4 billion. Amounts due related to the Notes Payable were $376.0 million at September 30, 2021.

Headcount

As of September 30, 2021 and 2020, the Company employed approximately 1,950 and 1,900 people, respectively, worldwide.

As of September 30, 2021 and 2020, the Company employed 152(1) and 149(2) total Senior Managing Directors, respectively, of which 112(1) and 109(2), respectively, were Advisory Senior Managing Directors.

(1) Senior Managing Director headcount as of September 30, 2021, adjusted to include one Advisory Senior Managing Director that joined in October 2021 and three additional Advisory Senior Managing Directors committed to join in 2021.
(2) Senior Managing Director headcount as of September 30, 2020, adjusted for known departures related to the Company's realignment in 2020.

Deferred Compensation

Year-to-date, the Company granted to certain employees approximately 2.1 million unvested restricted stock units ("RSUs") (including 1.9 million granted in conjunction with the 2020 bonus awards) with a grant date fair value of approximately $251.5 million. The total shares available to be granted in the future under the Amended 2016 Plan was approximately 5.1 million as of September 30, 2021.

In addition, during the first quarter of 2021, as part of the 2020 bonus awards, the Company granted approximately $97 million of deferred cash awards to certain employees, related to our deferred cash compensation program.

The Company recognized compensation expense related to RSUs and our deferred cash compensation program of $84.6 million and $262.1 million for the three and nine months ended September 30, 2021, respectively, and $74.1 million and $232.4 million for the three and nine months ended September 30, 2020, respectively.

As of September 30, 2021, the Company has approximately 5.3 million unvested RSUs with an aggregate grant date fair value of $516.6 million. RSUs are expensed over the service period of the award, subject to retirement eligibility, and generally vest over four years.

As of September 30, 2021, the Company expects to pay an aggregate of $324.7 million related to our deferred cash compensation program at various dates through 2025, subject to certain vesting events. Amounts due pursuant to this program are expensed over the service period of the award, subject to retirement eligibility, and are reflected in Accrued Compensation and Benefits, a component of current liabilities.

Capital Return Transactions

On October 26, 2021, the Board of Directors of Evercore declared a quarterly dividend of $0.68 per share to be paid on December 10, 2021 to common stockholders of record on November 26, 2021.

During the third quarter, the Company repurchased approximately 21 thousand shares from employees for the net settlement of stock-based compensation awards at an average price per share of $137.39, and approximately 0.8 million shares at an average price per share of $132.52 in open market transactions pursuant to the Company's share repurchase program. The aggregate approximately 0.8 million shares were acquired at an average price per share of $132.64. Year-to-date, the Company repurchased approximately 1.0 million shares from employees for the net settlement of stock-based compensation awards at an average price per share of $117.46, and approximately 3.1 million shares at an average price per share of $132.79 in open market transactions pursuant to the Company's share repurchase program. The aggregate approximately 4.1 million shares were acquired at an average price per share of $129.22.

Conference Call

Evercore will host a related conference call beginning at 8:00 a.m. Eastern Time, Wednesday, October 27, 2021, accessible via telephone and the Internet. Investors and analysts may participate in the live conference call by dialing (877) 359-9508 (toll-free domestic) or (224) 357-2393 (international); passcode: 2485748. Please register at least 10 minutes before the conference call begins. A replay of the call will be available for one week via telephone starting approximately one hour after the call ends. The replay can be accessed at (855) 859-2056 (toll-free domestic) or (404) 537-3406 (international); passcode: 2485748. A live audio webcast of the conference call will be available on the For Investors section of Evercore’s website at www.evercore.com. The webcast will be archived on Evercore’s website for 30 days after the call.

About Evercore

Evercore (NYSE: EVR) is a premier global independent investment banking advisory firm. We are dedicated to helping our clients achieve superior results through trusted independent and innovative advice on matters of strategic significance to boards of directors, management teams and shareholders, including mergers and acquisitions, strategic shareholder advisory, restructurings, and capital structure. Evercore also assists clients in raising public and private capital and delivers equity research and equity sales and agency trading execution, in addition to providing wealth and investment management services to high net worth and institutional investors. Founded in 1995, the Firm is headquartered in New York and maintains offices and affiliate offices in major financial centers in the Americas, Europe, the Middle East and Asia. For more information, please visit www.evercore.com.

Investor Contact:    Hallie Miller
    Head of Investor Relations, Evercore
    917-386-7856

Media Contact:    Dana Gorman
    Abernathy MacGregor, for Evercore
    212-371-5999

Basis of Alternative Financial Statement Presentation

Our Adjusted results are a non-GAAP measure. As discussed further under "Non-GAAP Measures", Evercore believes that the disclosed Adjusted measures and any adjustments thereto, when presented in conjunction with comparable U.S. GAAP measures, are useful to investors to compare Evercore's results across several periods and better reflects how management views its operating results. These measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. GAAP. A reconciliation of our U.S. GAAP results to Adjusted results is presented in the tables included in the following pages.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which reflect our current views with respect to, among other things, Evercore's operations and financial performance. In some cases, you can identify these forward-looking statements by the use of words such as "outlook," "backlog," "believes," "expects," "potential," "probable," "continues," "may," "will," "should," "seeks," "approximately," "predicts," "intends," "plans," "estimates," "anticipates" or the negative version of these words or other comparable words. All statements, other than statements of historical fact, included in this release are forward-looking statements and are based on various underlying assumptions and expectations and are subject to known and unknown risks, uncertainties and assumptions, and may include projections of our future financial performance based on our growth strategies and anticipated trends in Evercore's business. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. Evercore believes these factors include, but are not limited to, those described under "Risk Factors" discussed in Evercore's Annual Report on Form 10-K for the year ended December 31, 2020, subsequent quarterly reports on Form 10-Q, current reports on Form 8-K and Registration Statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release. In addition, new risks and uncertainties emerge from time to time, and it is not possible for Evercore to predict all risks and uncertainties, nor can Evercore assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Accordingly, you should not rely upon forward-looking statements as a prediction of actual results and Evercore does not assume any responsibility for the accuracy or completeness of any of these forward-looking statements. Evercore undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

EVERCORE INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2021 AND 2020
(dollars in thousands, except per share data)
(UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020

Revenues
Investment Banking:
Advisory Fees	$708,333	$270,662	$1,781,065	$965,662
Underwriting Fees	54,381	66,499	181,686	181,182
Commissions and Related Revenue	46,763	44,003	151,014	153,903
Asset Management and Administration Fees	16,960	14,025	48,092	39,725
Other Revenue, Including Interest and Investments	1,511	12,329	25,142	12,497
Total Revenues	827,948	407,518	2,186,999	1,352,969
Interest Expense(1)	4,393	5,003	13,269	16,372
Net Revenues	823,555	402,515	2,173,730	1,336,597

Expenses
Employee Compensation and Benefits	486,471	259,812	1,289,659	864,600
Occupancy and Equipment Rental	19,191	18,043	55,413	54,318
Professional Fees	24,851	17,324	67,859	53,165
Travel and Related Expenses	5,895	3,182	11,902	23,089
Communications and Information Services	14,082	13,868	42,191	40,704
Depreciation and Amortization	7,122	6,214	20,914	20,060
Execution, Clearing and Custody Fees	2,484	2,840	8,949	10,230
Special Charges, Including Business Realignment Costs	8,554	7,380	8,554	39,614
Acquisition and Transition Costs	—	454	7	560
Other Operating Expenses	9,752	9,712	21,908	30,539
Total Expenses	578,402	338,829	1,527,356	1,136,879

Income Before Income from Equity Method Investments and Income Taxes	245,153	63,686	646,374	199,718
Income from Equity Method Investments	3,681	3,111	10,099	8,552
Income Before Income Taxes	248,834	66,797	656,473	208,270
Provision for Income Taxes	59,712	15,677	137,871	51,042
Net Income	189,122	51,120	518,602	157,228
Net Income Attributable to Noncontrolling Interest	29,577	8,510	74,346	27,031
Net Income Attributable to Evercore Inc.	$159,545	$42,610	$444,256	$130,197

Net Income Attributable to Evercore Inc. Common Shareholders	$159,545	$42,610	$444,256	$130,197

Weighted Average Shares of Class A Common Stock Outstanding:
Basic	39,467	40,694	40,492	40,441
Diluted	42,697	42,343	43,597	42,185

Net Income Per Share Attributable to Evercore Inc. Common Shareholders:
Basic	$4.04	$1.05	$10.97	$3.22
Diluted	$3.74	$1.01	$10.19	$3.09

1.Includes interest expense on long-term debt and interest expense on short-term repurchase agreements.

Adjusted Results
Throughout the discussion of Evercore's business and elsewhere in this release, information is presented on an Adjusted basis, which is a non-generally accepted accounting principles ("non-GAAP") measure. Adjusted results begin with information prepared in accordance with accounting principles generally accepted in the United States of America ("U.S. GAAP"), adjusted to exclude certain items and reflect the conversion of certain Evercore LP Units, as well as Unvested Restricted Stock Units granted to ISI employees, into Class A shares. Evercore believes that the disclosed Adjusted measures and any adjustments thereto, when presented in conjunction with comparable U.S. GAAP measures, are useful to investors to compare Evercore's results across several periods and facilitate an understanding of Evercore's operating results. The Company uses these measures to evaluate its operating performance, as well as the performance of individual employees. These measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. GAAP. These Adjusted amounts are allocated to the Company's two business segments: Investment Banking and Investment Management. The differences between the Adjusted and U.S. GAAP results are as follows:
1.Assumed Exchange of Evercore LP Units into Class A Shares. In prior periods, the Company incurred expenses, in Employee Compensation and Benefits, resulting from the vesting of Evercore LP Units issued in conjunction with the acquisition of ISI. The Adjusted results assume substantially all of the LP Units have been exchanged for Class A shares. Accordingly, any expense associated with these units, is excluded from the Adjusted results, and the noncontrolling interest related to these units is converted to a controlling interest. The Company's management believes that it is useful to provide the per-share effect associated with the assumed conversion of these previously granted equity interests and IPO related restricted stock units, and thus the Adjusted results reflect the exchange of substantially all Evercore LP Units and IPO related restricted stock unit awards into Class A shares.
2.Adjustments Associated with Business Combinations and Divestitures. The following charges resulting from business combinations and divestitures have been excluded from the Adjusted results because the Company's Management believes that operating performance is more comparable across periods excluding the effects of these acquisition-related charges:
1.Amortization of Intangible Assets and Other Purchase Accounting-related Amortization. Amortization of intangible assets and other purchase accounting-related amortization from the acquisition of ISI and certain other acquisitions.
2.Acquisition and Transition Costs. Primarily professional fees incurred and costs related to transitioning acquisitions or divestitures.
3.Gain on Sale of ECB Trust Business. The gain resulting from the sale of the ECB Trust business in the third quarter of 2020 is excluded from the Adjusted presentation.
4.Gain on Redemption of G5 Debt Security. The gain on the redemption of the G5 debt security in the second quarter of 2021 is excluded from the Adjusted presentation.
3.Special Charges, Including Business Realignment Costs. Expenses during 2021 that are excluded from the Adjusted presentation relate to the write-down of certain assets associated with a legacy private equity investment relationship which, consistent with the Company's current investment strategy, the Company decided to wind down during the third quarter. Expenses during 2020 that are excluded from the Adjusted presentation relate to separation and transition benefits and related costs for certain employees terminated as a result of the Company's review of its operations and the acceleration of depreciation expense for leasehold improvements and certain other fixed assets in conjunction with the expansion of our headquarters in New York and our business realignment initiatives.
4.Income Taxes. Evercore is organized as a series of Limited Liability Companies, Partnerships, C-Corporations and a Public Corporation in the U.S. as the ultimate parent. Certain of the subsidiaries, particularly Evercore LP, have noncontrolling interests held by management or former members of management. As a result, not all of the Company’s income is subject to corporate level taxes and certain other state and local taxes are levied. The assumption in the Adjusted earnings presentation is that substantially all of the noncontrolling interest is eliminated through the exchange of Evercore LP units into Class A common stock of the ultimate parent. As a result, the Adjusted earnings presentation assumes that the allocation of earnings to Evercore LP’s noncontrolling interest holders is substantially eliminated and is therefore subject to statutory tax rates of a C-Corporation under a conventional tax structure in the U.S. and that certain state and local taxes are reduced accordingly.
5.Presentation of Interest Expense. The Adjusted results present Adjusted Investment Banking Operating Income before interest expense on debt, which is included in interest expense on a U.S. GAAP basis. In addition, in prior periods, interest expense on short-term repurchase agreements, within the Investment Management segment, was presented in Other Revenue, net, as the Company's Management believes it is useful to present the spread on net interest resulting from the matched financial assets and liabilities.
6.Presentation of Income from Equity Method Investments. The Adjusted results present Income from Equity Method Investments within Revenue as the Company's Management believes it is a useful presentation.

Reclassifications:
Certain balances in the prior period were reclassified to conform to their current presentation in this release. "Commissions and Related Fees" has been renamed to "Commissions and Related Revenue" and principal trading gains and losses from our institutional equities business have been reclassified from "Other Revenue, Including Interest and Investments" to "Commissions and Related Revenue." For the three and nine months ended September 30, 2020, this resulted in a reclassification of $150 thousand and $550 thousand, respectively, from "Other Revenue, Including Interest and Investments" to "Commissions and Related Revenue." There was no impact on U.S. GAAP or Adjusted Net Revenues, Operating Income, Net Income or Earnings Per Share.
The prior period reclassifications from "Other Revenue, Including Interest and Investments" to "Commissions and Related Revenue" are as follows: Q1 2020: $185 thousand; Q2 2020: $215 thousand; Q3 2020: $150 thousand; Q4 2020: $375 thousand; Q1 2019: ($2) thousand; Q2 2019: $25 thousand; Q3 2019: $320 thousand; Q4 2019: $249 thousand.

EVERCORE INC.
U.S. GAAP RECONCILIATION TO ADJUSTED RESULTS
(dollars in thousands, except per share data)
(UNAUDITED)

	Three Months Ended		Nine Months Ended
	September 30, 2021	September 30, 2020	September 30, 2021	September 30, 2020
Net Revenues - U.S. GAAP	$823,555	$402,515	$2,173,730	$1,336,597
Income from Equity Method Investments (1)	3,681	3,111	10,099	8,552
Interest Expense on Debt (2)	4,393	4,218	13,269	13,594
Gain on Redemption of G5 Debt Security (3)	—	—	(4,374)	—
Gain on Sale of ECB Trust Business (4)	—	(1,355)	—	(1,355)
Net Revenues - Adjusted	$831,629	$408,489	$2,192,724	$1,357,388

Other Revenue, net - U.S. GAAP	$(2,882)	$7,326	$11,873	$(3,875)
Interest Expense on Debt (2)	4,393	4,218	13,269	13,594
Gain on Redemption of G5 Debt Security (3)	—	—	(4,374)	—
Gain on Sale of ECB Trust Business (4)	—	(1,355)	—	(1,355)
Other Revenue, net - Adjusted	$1,511	$10,189	$20,768	$8,364

Compensation Expense - U.S. GAAP	$486,471	$259,812	$1,289,659	$864,600
Amortization of LP Units and Certain Other Awards (5)	—	—	—	(1,067)
Compensation Expense - Adjusted	$486,471	$259,812	$1,289,659	$863,533

Operating Income - U.S. GAAP	$245,153	$63,686	$646,374	$199,718
Income from Equity Method Investments (1)	3,681	3,111	10,099	8,552
Pre-Tax Income - U.S. GAAP	248,834	66,797	656,473	208,270
Gain on Redemption of G5 Debt Security (3)	—	—	(4,374)	—
Gain on Sale of ECB Trust Business (4)	—	(1,355)	—	(1,355)
Amortization of LP Units and Certain Other Awards (5)	—	—	—	1,067
Special Charges, Including Business Realignment Costs (6)	8,554	7,380	8,554	39,614
Intangible Asset Amortization / Other Purchase Accounting-related Amortization (7a)	—	169	—	1,183
Acquisition and Transition Costs (7b)	—	454	7	560
Pre-Tax Income - Adjusted	257,388	73,445	660,660	249,339
Interest Expense on Debt (2)	4,393	4,218	13,269	13,594
Operating Income - Adjusted	$261,781	$77,663	$673,929	$262,933

Provision for Income Taxes - U.S. GAAP	$59,712	$15,677	$137,871	$51,042
Income Taxes (8)	6,155	4,292	12,684	14,002
Provision for Income Taxes - Adjusted	$65,867	$19,969	$150,555	$65,044

Net Income Attributable to Evercore Inc. - U.S. GAAP	$159,545	$42,610	$444,256	$130,197
Gain on Redemption of G5 Debt Security (3)	—	—	(4,374)	—
Gain on Sale of ECB Trust Business (4)	—	(1,355)	—	(1,355)
Amortization of LP Units and Certain Other Awards (5)	—	—	—	1,067
Special Charges, Including Business Realignment Costs (6)	8,554	7,380	8,554	39,614
Intangible Asset Amortization / Other Purchase Accounting-related Amortization (7a)	—	169	—	1,183
Acquisition and Transition Costs (7b)	—	454	7	560
Income Taxes (8)	(6,155)	(4,292)	(12,684)	(14,002)
Noncontrolling Interest (9)	26,399	7,662	69,111	24,949
Net Income Attributable to Evercore Inc. - Adjusted	$188,343	$52,628	$504,870	$182,213

Diluted Shares Outstanding - U.S. GAAP	42,697	42,343	43,597	42,185
LP Units (10)	4,840	5,071	4,871	5,161
Unvested Restricted Stock Units - Event Based (10)	12	12	12	12
Diluted Shares Outstanding - Adjusted	47,549	47,426	48,480	47,358

EVERCORE INC.
U.S. GAAP RECONCILIATION TO ADJUSTED RESULTS (cont'd)
(UNAUDITED)

	Three Months Ended		Nine Months Ended
	September 30, 2021	September 30, 2020	September 30, 2021	September 30, 2020
Key Metrics: (a)
Diluted Earnings Per Share - U.S. GAAP	$3.74	$1.01	$10.19	$3.09
Diluted Earnings Per Share - Adjusted	$3.96	$1.11	$10.41	$3.85

Compensation Ratio - U.S. GAAP	59.1%	64.5%	59.3%	64.7%
Compensation Ratio - Adjusted	58.5%	63.6%	58.8%	63.6%

Operating Margin - U.S. GAAP	29.8%	15.8%	29.7%	14.9%
Operating Margin - Adjusted	31.5%	19.0%	30.7%	19.4%

Effective Tax Rate - U.S. GAAP	24.0%	23.5%	21.0%	24.5%
Effective Tax Rate - Adjusted	25.6%	27.2%	22.8%	26.1%

(a) Reconciliations of the key metrics from U.S. GAAP to Adjusted results are a derivative of the reconciliations of their components above.

EVERCORE INC.
U.S. GAAP SEGMENT RECONCILIATION TO ADJUSTED RESULTS
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2021
(dollars in thousands)
(UNAUDITED)

	Investment Banking Segment
	Three Months Ended September 30, 2021				Nine Months Ended September 30, 2021
	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Basis	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Basis
Net Revenues:
Investment Banking:
Advisory Fees	$708,333	$564	(1)	$708,897	$1,781,065	$1,282	(1)	$1,782,347
Underwriting Fees	54,381	—		54,381	181,686	—		181,686
Commissions and Related Revenue	46,763	—		46,763	151,014	—		151,014
Other Revenue, net	(2,559)	4,393	(2)	1,834	11,258	8,895	(2)(3)	20,153
Net Revenues	806,918	4,957		811,875	2,125,023	10,177		2,135,200

Expenses:
Employee Compensation and Benefits	476,217	—		476,217	1,261,063	—		1,261,063
Non-Compensation Costs	80,060	—		80,060	219,907	(7)	(7)	219,900
Total Expenses	556,277	—		556,277	1,480,970	(7)		1,480,963

Operating Income (a)	$250,641	$4,957		$255,598	$644,053	$10,184		$654,237

Compensation Ratio (b)	59.0%			58.7%	59.3%			59.1%
Operating Margin (b)	31.1%			31.5%	30.3%			30.6%

	Investment Management Segment
	Three Months Ended September 30, 2021				Nine Months Ended September 30, 2021
	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Basis	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Basis
Net Revenues:
Asset Management and Administration Fees	$16,960	$3,117	(1)	$20,077	$48,092	$8,817	(1)	$56,909
Other Revenue, net	(323)	—		(323)	615	—		615
Net Revenues	16,637	3,117		19,754	48,707	8,817		57,524

Expenses:
Employee Compensation and Benefits	10,254	—		10,254	28,596	—		28,596
Non-Compensation Costs	3,317	—		3,317	9,236	—		9,236
Special Charges, Including Business Realignment Costs	8,554	(8,554)	(6)	—	8,554	(8,554)	(6)	—
Total Expenses	22,125	(8,554)		13,571	46,386	(8,554)		37,832

Operating Income (Loss) (a)	$(5,488)	$11,671		$6,183	$2,321	$17,371		$19,692

Compensation Ratio (b)	61.6%			51.9%	58.7%			49.7%
Operating Margin (b)	(33.0%)			31.3%	4.8%			34.2%

(a) Operating Income (Loss) for U.S. GAAP excludes Income (Loss) from Equity Method Investments.
(b) Reconciliations of the key metrics from U.S. GAAP to Adjusted results are a derivative of the reconciliations of their components above.

EVERCORE INC.
U.S. GAAP SEGMENT RECONCILIATION TO ADJUSTED RESULTS
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2020
(dollars in thousands)
(UNAUDITED)

	Investment Banking Segment
	Three Months Ended September 30, 2020				Nine Months Ended September 30, 2020
	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Basis	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Basis
Net Revenues:
Investment Banking:
Advisory Fees	$270,662	$570	(1)	$271,232	$965,662	$1,171	(1)	$966,833
Underwriting Fees	66,499	—		66,499	181,182	—		181,182
Commissions and Related Revenue	44,003	—		44,003	153,903	—		153,903
Other Revenue, net	4,299	4,218	(2)	8,517	(6,254)	13,594	(2)	7,340
Net Revenues	385,463	4,788		390,251	1,294,493	14,765		1,309,258

Expenses:
Employee Compensation and Benefits	250,856	—		250,856	838,553	(1,067)	(5)	837,486
Non-Compensation Costs	68,122	(323)	(7)	67,799	221,883	(1,443)	(7)	220,440
Special Charges, Including Business Realignment Costs	7,380	(7,380)	(6)	—	39,582	(39,582)	(6)	—
Total Expenses	326,358	(7,703)		318,655	1,100,018	(42,092)		1,057,926

Operating Income (a)	$59,105	$12,491		$71,596	$194,475	$56,857		$251,332

Compensation Ratio (b)	65.1%			64.3%	64.8%			64.0%
Operating Margin (b)	15.3%			18.3%	15.0%			19.2%

	Investment Management Segment
	Three Months Ended September 30, 2020				Nine Months Ended September 30, 2020
	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Basis	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Basis
Net Revenues:
Asset Management and Administration Fees	$14,025	$2,541	(1)	$16,566	$39,725	$7,381	(1)	$47,106
Other Revenue, net	3,027	(1,355)	(4)	1,672	2,379	(1,355)	(4)	1,024
Net Revenues	17,052	1,186		18,238	42,104	6,026		48,130

Expenses:
Employee Compensation and Benefits	8,956	—		8,956	26,047	—		26,047
Non-Compensation Costs	3,515	(300)	(7)	3,215	10,782	(300)	(7)	10,482
Special Charges, Including Business Realignment Costs	—	—		—	32	(32)	(6)	—
Total Expenses	12,471	(300)		12,171	36,861	(332)		36,529

Operating Income (a)	$4,581	$1,486		$6,067	$5,243	$6,358		$11,601

Compensation Ratio (b)	52.5%			49.1%	61.9%			54.1%
Operating Margin (b)	26.9%			33.3%	12.5%			24.1%

(a) Operating Income for U.S. GAAP excludes Income (Loss) from Equity Method Investments.
(b) Reconciliations of the key metrics from U.S. GAAP to Adjusted results are a derivative of the reconciliations of their components above.

EVERCORE INC.
U.S. GAAP SEGMENT AND CONSOLIDATED RESULTS
(dollars in thousands)
(UNAUDITED)

	U.S. GAAP
	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Investment Banking
Net Revenues:
Investment Banking:
Advisory Fees	$708,333	$270,662	$1,781,065	$965,662
Underwriting Fees	54,381	66,499	181,686	181,182
Commissions and Related Revenue	46,763	44,003	151,014	153,903
Other Revenue, net	(2,559)	4,299	11,258	(6,254)
Net Revenues	806,918	385,463	2,125,023	1,294,493

Expenses:
Employee Compensation and Benefits	476,217	250,856	1,261,063	838,553
Non-Compensation Costs	80,060	68,122	219,907	221,883
Special Charges, Including Business Realignment Costs	—	7,380	—	39,582
Total Expenses	556,277	326,358	1,480,970	1,100,018

Operating Income (a)	$250,641	$59,105	$644,053	$194,475

Investment Management
Net Revenues:
Asset Management and Administration Fees	$16,960	$14,025	$48,092	$39,725
Other Revenue, net	(323)	3,027	615	2,379
Net Revenues	16,637	17,052	48,707	42,104

Expenses:
Employee Compensation and Benefits	10,254	8,956	28,596	26,047
Non-Compensation Costs	3,317	3,515	9,236	10,782
Special Charges, Including Business Realignment Costs	8,554	—	8,554	32
Total Expenses	22,125	12,471	46,386	36,861

Operating Income (Loss) (a)	$(5,488)	$4,581	$2,321	$5,243

Total
Net Revenues:
Investment Banking:
Advisory Fees	$708,333	$270,662	$1,781,065	$965,662
Underwriting Fees	54,381	66,499	181,686	181,182
Commissions and Related Revenue	46,763	44,003	151,014	153,903
Asset Management and Administration Fees	16,960	14,025	48,092	39,725
Other Revenue, net	(2,882)	7,326	11,873	(3,875)
Net Revenues	823,555	402,515	2,173,730	1,336,597

Expenses:
Employee Compensation and Benefits	486,471	259,812	1,289,659	864,600
Non-Compensation Costs	83,377	71,637	229,143	232,665
Special Charges, Including Business Realignment Costs	8,554	7,380	8,554	39,614
Total Expenses	578,402	338,829	1,527,356	1,136,879

Operating Income (a)	$245,153	$63,686	$646,374	$199,718

(a) Operating Income (Loss) excludes Income (Loss) from Equity Method Investments.

EVERCORE INC.
U.S. GAAP RECONCILIATION TO ADJUSTED NON-COMPENSATION COSTS
(dollars in thousands)
(UNAUDITED)

	Three Months Ended September 30, 2021
	U.S. GAAP	Adjustments		Adjusted
	(dollars in thousands)
Occupancy and Equipment Rental	$19,191	$—		$19,191
Professional Fees	24,851	—		24,851
Travel and Related Expenses	5,895	—		5,895
Communications and Information Services	14,082	—		14,082
Depreciation and Amortization	7,122	—		7,122
Execution, Clearing and Custody Fees	2,484	—		2,484
Other Operating Expenses	9,752	—		9,752
Total Non-Compensation Costs	$83,377	$—		$83,377

	Three Months Ended September 30, 2020
	U.S. GAAP	Adjustments		Adjusted
	(dollars in thousands)
Occupancy and Equipment Rental	$18,043	$—		$18,043
Professional Fees	17,324	—		17,324
Travel and Related Expenses	3,182	—		3,182
Communications and Information Services	13,868	—		13,868
Depreciation and Amortization	6,214	(169)	(7a)	6,045
Execution, Clearing and Custody Fees	2,840	—		2,840
Acquisition and Transition Costs	454	(454)	(7b)	—
Other Operating Expenses	9,712	—		9,712
Total Non-Compensation Costs	$71,637	$(623)		$71,014

	Nine Months Ended September 30, 2021
	U.S. GAAP	Adjustments		Adjusted
	(dollars in thousands)
Occupancy and Equipment Rental	$55,413	$—		$55,413
Professional Fees	67,859	—		67,859
Travel and Related Expenses	11,902	—		11,902
Communications and Information Services	42,191	—		42,191
Depreciation and Amortization	20,914	—		20,914
Execution, Clearing and Custody Fees	8,949	—		8,949
Acquisition and Transition Costs	7	(7)	(7b)	—
Other Operating Expenses	21,908	—		21,908
Total Non-Compensation Costs	$229,143	$(7)		$229,136

	Nine Months Ended September 30, 2020
	U.S. GAAP	Adjustments		Adjusted
	(dollars in thousands)
Occupancy and Equipment Rental	$54,318	$—		$54,318
Professional Fees	53,165	—		53,165
Travel and Related Expenses	23,089	—		23,089
Communications and Information Services	40,704	—		40,704
Depreciation and Amortization	20,060	(1,183)	(7a)	18,877
Execution, Clearing and Custody Fees	10,230	—		10,230
Acquisition and Transition Costs	560	(560)	(7b)	—
Other Operating Expenses	30,539	—		30,539
Total Non-Compensation Costs	$232,665	$(1,743)		$230,922

Notes to Unaudited Condensed Consolidated Adjusted Financial Data

For further information on these adjustments, see page A-2.

(1)Income (Loss) from Equity Method Investments has been reclassified to Revenue in the Adjusted presentation.
(2)Interest Expense on Debt is excluded from Net Revenues and presented below Operating Income in the Adjusted results and is included in Interest Expense on a U.S. GAAP basis.
(3)The gain resulting from the redemption of the G5 debt security in the second quarter of 2021 is excluded from the Adjusted presentation.
(4)The gain resulting from the sale of the ECB Trust business in the third quarter of 2020 is excluded from the Adjusted presentation.
(5)Expenses incurred from the vesting of Class J Evercore LP Units issued in conjunction with the acquisition of ISI are excluded from the Adjusted presentation.
(6)Expenses during 2021 that are excluded from the Adjusted presentation relate to the write-down of certain assets associated with a legacy private equity investment relationship which, consistent with the Company's current investment strategy, the Company decided to wind down during the third quarter. Expenses during 2020 that are excluded from the Adjusted presentation relate to separation and transition benefits and related costs for certain employees terminated as a result of the Company's review of its operations and the acceleration of depreciation expense for leasehold improvements and certain other fixed assets in conjunction with the expansion of our headquarters in New York and our business realignment initiatives.
(7)Non-Compensation Costs on an Adjusted basis reflect the following adjustments:
(7a)The exclusion from the Adjusted presentation of expenses associated with amortization of intangible assets and other purchase accounting-related amortization from the acquisition of ISI and certain other acquisitions.
(7b)The exclusion from the Adjusted presentation of professional fees incurred and costs related to transitioning acquisitions or divestitures.
(8)Evercore is organized as a series of Limited Liability Companies, Partnerships, C-Corporations and a Public Corporation in the U.S. as the ultimate parent. Certain of the subsidiaries, particularly Evercore LP, have noncontrolling interests held by management or former members of management. As a result, not all of the Company’s income is subject to corporate level taxes and certain other state and local taxes are levied. The assumption in the Adjusted earnings presentation is that substantially all of the noncontrolling interest is eliminated through the exchange of Evercore LP units into Class A common stock of the ultimate parent. As a result, the Adjusted earnings presentation assumes that the allocation of earnings to Evercore LP’s noncontrolling interest holders is substantially eliminated and is therefore subject to statutory tax rates of a C-Corporation under a conventional tax structure in the U.S. and that certain state and local taxes are reduced accordingly.
(9)Reflects an adjustment to eliminate noncontrolling interest related to substantially all Evercore LP partnership units which are assumed to be converted to Class A common stock in the Adjusted presentation.
(10)Assumes the exchange into Class A shares of substantially all Evercore LP Units and IPO related restricted stock unit awards in the Adjusted presentation. In the computation of outstanding common stock equivalents for U.S. GAAP net income per share, the Evercore LP Units are anti-dilutive.